Exhibit 99.1

INTERCONTINENTAL EXCHANGE ANNOUNCES TRANSACTION TO ACQUIRE SUPERDERIVATIVES; SUPPORTS EXPANDED CLEARING, DATA AND RISK MANAGEMENT INITIATIVES

September 5, 2014

ATLANTA & NEW YORK--(BUSINESS WIRE)-- Intercontinental Exchange (NYSE: ICE), the leading global network of exchanges and clearing houses, today announced that it has entered into a definitive agreement to acquire SuperDerivatives, a leading provider of risk management analytics, financial market data and valuation services. The acquisition will accelerate the expansion of ICE’s comprehensive multi-asset class clearing strategy.

Terms of the all-cash transaction include a purchase price of approximately $350 million. The acquisition was unanimously approved by SuperDerivatives’ Board of Directors and has been approved by SuperDerivatives’ shareholders. Completion of the transaction is subject to regulatory approval and other customary closing conditions. The transaction is expected to close in the fourth quarter of 2014 and ICE will provide relevant guidance when it reports quarterly earnings onNovember 4.

Said Jeffrey C. Sprecher , ICE Chairman and CEO: “SuperDerivatives is an innovative developer of valuable derivatives data and technology, and will play a key role in extending our financial market clearing and data capabilities. We already work with SuperDerivatives in our existing businesses and we look forward to extending that work with the global SuperDerivatives team as we grow our risk management services across our global exchanges and clearing houses.”

David Gershon , SuperDerivatives Chairman and CEO added: “Over the past few years ICE has taken the lead in shaping the evolution of the financial markets. We strongly believe that with the data, technology and the broad suite of products SuperDerivatives offers there are great benefits we can deliver to the market including efficiency, transparency and innovation. We believe that joining with ICE opens a tremendous opportunity for us to deliver our innovative products and services across the globe.”

Said Scott A. Hill , ICE Chief Financial Officer: “We are pleased to continue our strategic growth plans with the acquisition of SuperDerivatives. Our ability to make growth-oriented investments while continuing our share repurchases is a testament to the strength of the cash generation of our diverse, global business model.”

Founded in 2000, SuperDerivatives provides risk management analytics and systems across all asset classes, including interest rates, FX, credit, equities, energy and commodities to customers ranging from banks, asset managers, corporations, central banks, auditors and brokers. The company’s DGX front-end data system is a modern and powerful web-based platform to deliver real time analytics, data, news and multi participant chat with video in a cost-efficient manner. Other products and services include independent valuation, market data for mark-to-market, multi-asset derivatives front office and risk systems and a multi-asset OTC execution platform.

SuperDerivatives is a Delaware Corporation, headquartered in New York, with 12 offices around the world and over 300 employees.

ICE was advised by Greenberg Traurig P.A. SuperDerivatives was advised by Barclays and White & Case LLP.

About Intercontinental Exchange

Intercontinental Exchange (NYSE: ICE) is the leading network of regulated exchanges and clearing houses for financial and commodity markets. ICE delivers transparent, reliable and accessible data, technology and risk management services to markets around the world through its portfolio of exchanges, including the New York Stock Exchange, ICE Futures and Liffe.

Trademarks of ICE and/or its affiliates include Intercontinental Exchange, ICE, ICE block design, NYSE, New York Stock Exchange and LIFFE. Information regarding additional trademarks and intellectual property rights of Intercontinental Exchange, Inc. and/or its affiliates is located at www.intercontinentalexchange.com/terms-of-use.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995 - Statements in this press release regarding ICE's business that are not historical facts are "forward-looking statements" that involve risks and uncertainties. For a discussion of additional risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see ICE's Securities and Exchange Commission (SEC) filings, including, but not limited to, the risk factors in ICE's Annual Report on Form 10-K for the year ended December 31, 2013, as filed with the SEC on February 14, 2014.

SOURCE: Intercontinental Exchange

ICE-CORP

Source: Intercontinental Exchange

Intercontinental Exchange

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